Exhibit 10.2

RUBY DEVELOPMENT COMPANY
P.O. Box 1241
Grass Valley, CA  95945

December 12, 2012

Perry Leopold, CEO
North Bay Resources Inc.
P.O. Box 162
Skippack, PA  19474

Payment Adjustment and Extension Agreement

Dear Perry,

This letter is to formalize our agreement that, as per discussion between our companies, Ruby Development Company ("RDC") hereby authorizes North Bay Resources ("NBRI") to pay reduced monthly mortgage payments of TEN THOUSAND DOLLARS ($10,000.00) principal and interest for each of the three mortgage payments due and payable on January 1, 2013, February 1, 2013, and March 1, 2013.

Additionally, as the EB-5 funding process has still not concluded, RDC hereby agrees to extend the due date on the note payable for the Ruby Mine to the sooner of June 30, 2013, or until NBRI has adequate funds to pay the note in full.  In consideration for such extension, NBRI hereby agrees as follows:

1. NBRI shall pay RDC a "Note Extension Payment" in the amount of FIFTY THOUSAND DOLLARS ($50,000.00) on or before December 30, 2012.  Said payment shall be deductible from the note payable for the Ruby Mine;

2.The parties hereto acknowledge that tax law changes for the 2013 Tax Year are being considered that could have substantial negative tax implications on RDC's receipts from the payment of the Ruby Mine note, so NBRI agrees to "make RDC whole" for any loss in value RDC might suffer if NBRI does not pay the Ruby Mine note in full during the 2012 Tax Year.

[Signatures on following page]

Yours truly,

RUBY DEVELOPMENT COMPANY

By:  /s/ W.R. Frederking
W. R. “Rick” Frederking, Partner

Acknowledged and Agreed this 12th day of December, 2012,

North Bay Resources Inc.

By:  /s/ Perry Leopold
Perry Leopold, President and CEO